Exhibit 99


                                                            Maritime Life [LOGO]

                                                      News Release -- U.S. Media

FOR IMMEDIATE RELEASE: Thursday, March 13, 2003

               Maritime Life, John Hancock's Canadian subsidiary,
                    to Assume the Business of Liberty Health

Halifax, N.S. - Maritime Life, a wholly owned subsidiary of John Hancock Financial Services, Inc. (NYSE: JHF), announced today it has signed an agreement to assume the insurance business of Liberty Health, a Canadian division of Liberty International, a subsidiary of US-based Liberty Mutual Group, for approximately $140-million Cdn in cash. The deal will be funded with a combination of capital from Maritime Life and John Hancock.

Based upon Liberty Health's most recent results, the deal will add approximately $700-million Cdn in premium and premium equivalents, primarily to Maritime Life's group insurance operations - solidifying the company's position as one of the top group insurers in Canada.

Officials at parent company John Hancock said they expect the acquisition will be slightly accretive to 2003 earnings and within previously announced EPS growth guidance for the year.

"Liberty Health is our fourth acquisition in the past eight years and a good complement to our expanding business," said Bob Nicholas, senior vice president, Maritime Life Group Operations. "This significantly increases our presence in the group insurance arena, especially in Ontario - our largest market. We look forward to working cooperatively with Liberty Health employees, business partners and customers in the months to come," Mr. Nicholas added.

"While Liberty Health has been an outstanding niche company for us, Liberty International's strategic focus is on personal, small commercial and global specialty lines of property and casualty insurance," said Thomas C. Ramey, Liberty Mutual Group executive vice president and president of Liberty International. "With consolidation taking place in the Canadian life and health insurance industry, at some future point we would have faced the choice to acquire a group life and health company to remain competitive, or sell Liberty Health. We decided to sell Liberty Health to Maritime Life, an excellent company, after giving much consideration to what is in the best interest of Liberty International, Liberty Health, its customers and employees."

The deal is expected to close in early July 2003, subject to regulatory approval. Through this agreement, Maritime Life will assume the entire business of Liberty Health, which includes group life, disability, and health, and the individual health insurance business. Liberty Health employs more than 500 people, located mostly in the Markham, Ontario head office location, with a small number of employees in regional offices across Canada.

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About Maritime Life

Founded in 1922, Maritime Life is one of Canada's fastest growing financial services companies, offering financial security through a selection of personal insurance, disability and critical illness insurance, investment products, pensions, and group life and health products and services. Based in Halifax, Nova Scotia, Maritime Life provides benefits to over two million Canadian families through offices in Halifax, Montreal, Toronto, Kitchener, Oakville, Calgary and Vancouver.

Maritime Life is one of only three companies to be included four consecutive years in the Globe and Mail's Report on Business magazine ranking of "The 50 Best Companies to Work for in Canada."

As a subsidiary of Boston-based John Hancock Financial Services, Inc. (NYSE:JHF), Maritime Life comes from a tradition of strength and stability. John Hancock Financial Services, Inc. is a leading financial services company, providing a broad array of insurance and investment products and services to retail and institutional customers. As of December 31, 2002, Hancock and its subsidiaries had total assets under management of $127.6 billion U.S.

Forward-looking Statements

The statements, analyses, and other information contained herein relating to trends in the company's operations and financial results, the markets for the company's products, the future development of the company's business, and the contingencies and uncertainties to which the company may be subject, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will," "should," "may," and other similar expressions, are "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Such statements are made based upon management's current expectations and beliefs concerning future events and their potential effects on the company.

Future events and their effects on the company may not be those anticipated by management. John Hancock's actual results may differ materially from the results anticipated in these forward-looking statements. For a discussion of factors that could cause or contribute to such material differences, investors are directed to the risks and uncertainties discussed in our Form 10-K for the year ended December 31, 2001, and other documents filed by the company with the Securities and Exchange Commission. These risks and uncertainties include, without limitation, the following: changes in general economic conditions; the performance of financial markets and interest rates; customer responsiveness to existing and new products and distribution channels; competitive and business factors; new tax or other legislation; and government regulation.

The company specifically disclaims any obligation to update or revise any forward looking information, whether as a result of new information, future developments or otherwise.

                                      -30-

This is for US release only

For more information please contact:
Leslie Uyeda, (617) 572-6387; Pam Kruh, (617) 572-0558
John Hancock Public Relations

Jean Peters, (617) 572-9282
John Hancock Investor Relations